Exhibit 23.4

American Appraisal (AAR), Inc.

1st Khvostov per., 11a Moscow, 119180 Tel.: (7-095) 238-36-77 Fax: (7-095) 238-37-66 E-mail: aar-msk@rinet.ru www.american-appraisal.ru	Shpalernaya St, 36 St.Petersburg, 191123 Tel.: (7-812) 329-57-03 Fax: (7-812) 273-58-69 E-mail: aar@pobox.spb.ru www.american-appraisal.ru

Please Reply to:

Ref. #2377/03-04

“Mechel Steel Group”	AAR-Moscow
Krasnopresnenskaya nab., 12, office 1505
Moscow, 123610

Attention: Mr. Castro J. A.	March 25, 2004

Dear Mr. Castro,

American Appraisals (AAR), Inc., an internationally recognized appraisal company, hereby consents to the use of our valuation reports relating to the property, plant and equipment of Mechel Steel Group OAO and its subsidiaries in connenction with the preparation of Mechel Steel Group OAO’s consolidated financial statements and Chellyabinsk Metallurgical Plant’s financial statements included in the Registration Statement of Mechel Steel Group OAO on Form F-l, and to the reference to our firm included under the caption “Experts” in the Prospectus contained in this Registration Statement.

Sincerely,

/s/ Alexander Lopatnikov
Alexander Lopatnikov
Managing Director
American Appraisal (AAR) Inc.

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